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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated February 5, 1997 with respect to the financial statements of X-Cardia Corporation contained in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Urohealth Systems, Inc. to be filed with the Securities and Exchange Commission on or about August 20, 1997 for the registration of 14,105,293 shares of its Common Stock.

                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
August 19, 1997